UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 2, 2012, Halcón Resources Corporation (the “Company”) issued a press release with respect to the Company’s second quarter 2012 financial results. The press release is furnished as Exhibit 99.1 to this Current Report. The press release contains certain measures discussed below that may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In each case, the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the press release.

Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

From time to time management discloses Net Income (Loss) and Earnings Per Share excluding selected items. Net Income (Loss) excluding selected items and Earnings per Share excluding selected items are presented based on management’s belief that these non-GAAP measures enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. Net Income (Loss) excluding selected items and Earnings per Share excluding selected items are not measures of financial performance under GAAP and should not be considered as an alternative to Net Income and Earnings per Share, as defined by GAAP. Net Income (Loss) excluding selected items and Earnings Per Share excluding selected items may not be comparable to similarly named non-GAAP measures that other companies may use and may not be useful in comparing the performance of those companies to our performance.

Item 8.01 Other Events.

On August 2, 2012, the Company issued a press release, which is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Halcón Resources Corporation dated August 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

August 2, 2012	By:	/s/ Mark J. Mize
	Name	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer